UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 4, 2023, Avalo Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), as sales agent, pursuant to which the Company may offer and sell, from time to time through Oppenheimer, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $9,032,567 (the “Offering”). The issuance and sale of shares in the Offering, if any, by the Company under the Agreement will be pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-271225) filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2023 (the “Registration Statement”) and declared effective by the SEC on May 2, 2023, the prospectus supplement relating to the Offering filed with the SEC on May 4, 2023, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

The Company has agreed to pay Oppenheimer a commission for its services in acting as agent in the Offering in the amount of 3.0% of gross proceeds from the sale of the shares pursuant to the Agreement. The Company has also agreed to provide Oppenheimer with customary indemnification and contribution rights.

Subject to the terms and conditions of the Agreement, Oppenheimer will use its commercially reasonable efforts to sell the shares from time to time, based upon the Company’s instructions, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company or Oppenheimer may suspend or terminate the Offering upon notice to the other party and subject to other conditions.

The Company is not obligated to make any sales of common stock under the Agreement. The Offering of shares of common stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The opinion of Wyrick Robbins Yates & Ponton LLP, the Company’s legal counsel, regarding the validity of the shares of common stock to be offered and sold under the Agreement is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

1.1	Sales Agreement, dated as of May 4, 2023, between Avalo Therapeutics, Inc. and Oppenheimer & Co. Inc.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: May 4, 2023	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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